SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  September 27, 1995


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events

          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128, No. 33-53327 and No. 33-61339), we hereby file the following press release.


                                             Contact:  Kathleen H. Forte
                                                       (302) 773-4418

                                                       Susan E. Gaffney
                                                       (302) 774-2698


          WILMINGTON, Del., Sept. 27 -- Edgar S. Woolard, Jr., DuPont chairman and chief executive officer (CEO) since May 1989, will retire Dec. 31. He will continue to serve as chairman of the company's Board of Directors.

          Succeeding Woolard, 61, as chief executive officer will be Vice Chairman John A. Krol. Krol will become president on Oct. 1 and chief executive officer on Dec. 1. He has served as vice chairman since March 1992. DuPont's Board of Directors approved the management changes today at its regular meeting.

          Krol, 58, will be the 17th CEO in DuPont's 193-year history. Currently ranked 14th on the Fortune 500 list of U.S. industrial/service companies, DuPont is a diversified chemicals, polymers, fibers and energy company with 107,000 employees worldwide. About half of the company's nearly $40 billion in sales are from outside the U.S.

          "It's an opportune time to pass the baton to Jack Krol and the very experienced and capable team who are poised to lead DuPont into its third century," Woolard said. "The company is financially strong and highly competitive in our markets of choice. I'm confident that Jack and the leadership team have the creativity and determination to lead our company to ever higher levels of global profitable growth."

          "The significant changes accomplished during Ed Woolard's tenure have facilitated the transition from the 'old' DuPont to the 'new' DuPont," Krol said. "We've evolved from a company with perennially underexploited potential to a company that's committed to capitalize on its strengths to grow profitably around the world. The best is yet to come."

          Krol said he believes the company's growth objectives can be achieved primarily through a combination of innovation and productivity.

          "We will continue our strong focus on increasing shareholder value," Krol said. "While maintaining our momentum on productivity, we'll emphasize innovation in everything that we do, building on the outstanding progress we already have made."




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          Krol outlined his priorities as CEO in leading the company's chemicals and energy businesses to sustained profitable growth:

       o Focus research on core technologies to create and maintain competitive advantage in cost, quality and innovation, both for existing businesses and for new business opportunities;

       o  Accelerate profitable growth in high potential developing countries;

       o Utilize alliances, joint ventures and acquisitions to accelerate globalization and strengthen competitive position;

       o Strengthen and build the company's customer base, utilizing the enormous breadth of DuPont's assets, including a powerful corporate and product brand franchise.

          "We can accomplish these objectives only in an environment where all employees feel valued and are motivated to contribute to their highest potential," Krol said. "I'm fully committed to fostering such an environment for all of our people."

          Effective Oct. 1, the Office of the Chairman, which has respon-sibility for the strategic direction and operations of all businesses, will become the Office of the Chief Executive. Members include: Krol; Vice Chairman Constantine S. Nicandros; and three newly named executive vice presidents: Chief Financial Officer Charles L. Henry; Jerald A. Blumberg; and Charles O. Holliday. Henry, Blumbaerg and Holliday are currently senior vice presidents.

          A native of Massachusetts, with bachelor's and master's degrees in chemistry from Tufts University, Krol joined DuPont in 1963. He held a variety of manufacturing, marketing and managerial positions in DuPont Fibers before being named vice president of that business in 1983. In 1986 he was appointed group vice president of DuPont Agricultural Products and later senior vice president of that business. In 1990 he became senior vice president of DuPont Fibers. Since his election as vice chairman in 1992, Krol has had overall responsibility for DuPont's chemicals and specialties businesses.

          A native of North Carolina, Woolard joined DuPont in 1957 as an industrial engineer. He held numerous manufacturing, marketing and managerial positions in DuPont Fibers before being elected an executive vice president and member of the Board of Directors in 1983. He was elected vice chairman in 1985, president and chief operating officer in 1987, and chairman and CEO in 1989. He has a bachelor's degree in industrial engineering from North Carolina State University.

          "Ed Woolard has made major contributions during what has arguably been one of the most eventful periods in DuPont's long history," Krol said. "Ed's forceful yet sensitive leadership during the company's reengineering and





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his vision and tenacity in accomplishing the Seagram's stock redemption have put the company in an enviable position as we face the competitive challenges of the 21st Century. Ed also has been an influential force on international and U.S. policy issues, a leading advocate for a stronger education system, and a champion for integrating environmental protection with business processes."

          "We are indeed fortunate that Ed will continue as Chairman of the Board and will be available to work with us in mapping a long-range growth strategy for DuPont in the 21st century," Krol said. Woolard will continue to chair the Board's Strategic Direction Committee.

          DuPont is a research and technology-based global chemical and energy company offering high-performance products based on chemicals, polymers, fibers and petroleum. Committed to better things for better living, DuPont serves worldwide markets in the aerospace, agriculture, apparel, automotive, construction, electronics, packaging, refining and transportation industries. Among DuPont's best know brands are "Teflon" fluoropolymer resins; "SilverStone" non-stick finishes; "Lycra" spandex fiber; "Stainmaster" flooring systems; "Kevlar" aramid fiber; "Tyvek" spunbonded olefin; and "Corian" solid surface material.




9/27/95




Complete bios and photos of E. S. Woolard and J. A. Krol are available on request.









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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




September 28, 1995

























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